UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 31, 2012, one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”) closed on the purchase of a limited liability company, Sunbelt-TNT, LLC, which owns a hotel located in Nashville, Tennessee. Our purchasing subsidiary became the sole member of the limited liability company. The hotel acquired by our purchasing subsidiary is a TownePlace Suites® by Marriott containing 101 guest rooms. The hotel is newly constructed and opened on January 31, 2012. The purchase price for the limited liability company was $9.8 million. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract and other related contracts.

The purchase price was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

 Additional information regarding the purchase contract for this entity is set forth in our Form 8-K dated January 11, 2012 and filed with the Securities and Exchange Commission on January 13, 2012, which is incorporated herein by reference.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

February 2, 2012